Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned, Alexander R. Taussig, hereby constitutes and appoints each of Craig Pintoff, Joli Gross, Alison Walsh and Allen Roberts of United Rentals, Inc. (the “Company”), each signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)
execute for and on behalf of the undersigned the Form ID application required to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in order to obtain SEC EDGAR filing codes (the “Form ID”);

(2)
act as my EDGAR Next Account Administrator, including but not limited to (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of my EDGAR Next account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on my EDGAR Next account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(3)
execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, Forms 3, 4, and 5, and any amendments thereto (the “Section 16 Reports”), in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the “Section 16 Law”); and

(4)
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Form ID and any such Section 16 Reports, and file (or cause to be filed) the same with the SEC.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the Section 16 Law.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Section 16 Reports with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of February 2026.

Signature: /s/ Alexander R. Taussig

Printed Name: Alexander R. Taussig

STATE OF CONNECTICUT )

COUNTY OF FAIRFIELD )

This Power of Attorney was acknowledged before me on February 4, 2026 by the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

(SEAL) Notary Public: /s/ Cynthia G. Hofer